[Notice of Redemption – Senior Notes] NOTICE OF REDEMPTION TO: The holder (the “Holder”) of US$350,000,000 aggregate principal amount of 4.65% Senior Notes due June 15, 2021 (CUSIP NO: 87233QAA6) (the “Notes”) This Notice of Redemption (this “Notice”) is delivered to you by TC PipeLines, LP (the “Partnership”) pursuant to the terms of the Indenture between the Partnership and the Bank of New York Mellon (“Trustee”), dated June 17, 2011 (“Indenture”). Capitalized terms used but not defined herein shall have the meaning ascribed thereto in the Indenture. Pursuant to Section 1104 of the Indenture, the Partnership hereby provides this Notice in relation to the redemption of US$350,000,000 aggregate principal amount of 4.65% Senior Notes due June 15, 2021 registered in the name “Cede & Co., as nominee for The Depository Trust Company, or registered assigns,” which represents all the currently outstanding Notes, as follows: Redemption Date: March 15, 2021 Redemption Price: US$354,113,958.33 (representing US$350,000,000 aggregate principal amount of the Notes at a redemption price equal to 100% of the principal amount, plus accrued and unpaid interest to but not including the Redemption Date in the aggregate amount of US$4,113,958.33) The redemption is not subject to a mandatory or optional sinking fund. On the Redemption Date, and upon presentation and surrender of the Notes by the Holder, the Redemption Price will become due and payable and interest thereon shall cease to accrue on and after said date. The Notes are to be surrendered by the Holder for payment of the Redemption Price at The Bank of New York Mellon, 240 Greenwich Street 7E, New York, NY 10286 on the Redemption Date. [remainder of the page left intentionally blank] DocuSign Envelope ID: 468C5891-136D-4BF1-AE02-422C56644FE8

[Notice of Redemption – Senior Notes] DATED this 12th day of February, 2021 TC PIPELINES, LP, by its General Partner, TC PipeLines GP, Inc. Per: Jon A. Dobson Secretary Per: William (Chuck) C. Morris Vice-President, Principal Financial Officer and Treasurer DocuSign Envelope ID: 468C5891-136D-4BF1-AE02-422C56644FE8